                                                                      EXHIBIT 12

                                   MESA INC.

             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES

     The following computations of the ratio of earnings to fixed charges for the years ended December 31, 1988, 1989, 1990, 1991 and 1992 and for the nine month periods ended September 30, 1992 and 1993 represent the actual results of Mesa's operations for those periods. The computations of the pro forma ratio of earnings to fixed charges for the year ended December 31, 1992 and for the nine month periods ended September 30, 1992 and 1993 assume that $42.8 million accreted value of additional Secured Notes was issued on January 1 of the respective periods and assume that the general partner's minority interest in Mesa's subsidiaries was converted to Common Stock on January 1 of the respective periods.

                                                                     PRO FORMA
                                                        ----------------------------------
                                                         NINE MONTHS ENDED                   NINE MONTHS ENDED
                                                            SEPTEMBER 30       YEAR ENDED       SEPTEMBER 30
                                                        --------------------  DECEMBER 31,  --------------------
                                                          1993        1992        1992        1993        1992
                                                        --------    --------  ------------  --------    --------
Pre-tax income (loss) . . . . . . . . . . . . . . . .   $(65,737)   $(78,996)   $(98,711)   $(59,013)   $(71,723)
Adjustments --
  Loss on investment accounted for
    under the equity method . . . . . . . . . . . . .         --          --          --          --          --
  Minority interest in income (loss)  . . . . . . . .         --          --          --      (2,549)     (3,098)
  Interest expense  . . . . . . . . . . . . . . . . .    109,175     112,304     149,017     105,000     108,129
                                                        --------    --------    --------    --------    --------
      Total Earnings  . . . . . . . . . . . . . . . .   $ 43,438    $ 33,308    $ 50,306    $ 43,438    $ 33,308
                                                        --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------
Fixed charges:
  Interest expense  . . . . . . . . . . . . . . . . .   $109,175    $112,304    $149,017    $105,000    $108,129
                                                        --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------
Ratio of earnings to fixed charges  . . . . . . . . .      (a)         (a)        (a)          (a)         (a)
                                                        --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------
Fixed charges in excess of
  earnings(a) . . . . . . . . . . . . . . . . . . . .   $ 65,737    $ 78,996    $ 98,711    $ 61,562    $ 74,821
                                                        --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------


                                                                        YEAR ENDED DECEMBER 31
                                                        ---------------------------------------------------------
                                                          1992        1991        1990         1989        1988
                                                        --------    --------    ---------    --------    --------
Pre-tax income (loss) . . . . . . . . . . . . . . . .   $(89,232)   $(79,163)   $(200,276)   $(60,414)   $ 44,181
Adjustments --
  Loss on investment accounted for
    under the equity method . . . . . . . . . . . . .         --          --           --      13,268       3,241
  Minority interest in income (loss)  . . . . . . . .     (3,854)     (3,419)      (8,649)     (2,609)      1,908
  Interest expense  . . . . . . . . . . . . . . . . .    143,392     150,770      186,700     183,908     111,058
                                                        --------    --------    ---------    --------    --------
      Total Earnings  . . . . . . . . . . . . . . . .   $ 50,306    $ 68,188    $ (22,225)   $134,153    $160,388
                                                        --------    --------    ---------    --------    --------
                                                        --------    --------    ---------    --------    --------
Fixed charges:
  Interest expense  . . . . . . . . . . . . . . . . .   $143,392    $150,770    $ 186,700    $183,908    $111,058
                                                        --------    --------    ---------    --------    --------
                                                        --------    --------    ---------    --------    --------
Ratio of earnings to fixed charges  . . . . . . . . .     (a)         (a)          (a)         (a)           1.44
                                                        --------    --------    ---------    --------    --------
                                                        --------    --------    ---------    --------    --------
Fixed charges in excess of
  earnings(a) . . . . . . . . . . . . . . . . . . . .   $ 93,086    $ 82,582    $ 208,925    $ 49,755          --
                                                        --------    --------    ---------    --------    --------
                                                        --------    --------    ---------    --------    --------

- ---------------

(a) Earnings were not adequate to cover fixed charges in the indicated periods.